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Exhibit 99.18

Issued to:	BNY Trust Company of Canada 4 King Street West, Suite 1101 Toronto, ON M5N 1K9
By:	Hudson Bay Exploration and Development Company Limited 2200-201 Portage Avenue Winnipeg, MB R3B 3L3

FIXED CHARGE

$300,000,000.00 USD
DEMAND DEBENTURE
(IMMATERIAL PROPERTIES — SASKATCHEWAN)

HUDSON BAY EXPLORATION AND DEVELOPMENT COMPANY LIMITED

together with its successors and permitted assigns (hereinafter called "the Issuer") for value received hereby promises to pay to or to the order of BNY TRUST COMPANY OF CANADA, who and whose successors and assigns are herein and in the attached conditions hereto called the "Holder", on demand, the sum of Three Hundred Million Dollars ($300,000,000.00) in lawful money of the United States of America, at the office of the Holder specified above, or at such other place or places as the Holder may from time to time designate and will pay on demand at said location to the Holder interest thereon or on so much thereof as is from time to time outstanding at the rate of 30% per annum calculated semi-annually in arrears and payable, both before and after demand and judgment.

        As continuing security for payment of all monies from time to time owing hereunder (including without limitation, interest and all expenses incurred by the Holder in recovering or enforcing payment of monies owing hereunder or realizing upon this Debenture), the Issuer hereby mortgages and charges to and in favour of the Holder, its successors and assigns, as and by way of a fixed and specific mortgage and charge (collectively, the "Charge"), all real and immovable property (including leasehold interests and any other interest or right in real or immovable property) now or hereafter owned or acquired by the Issuer and situate in the Provinces of Manitoba or Saskatchewan, together with any claims, permits, licenses, privileges, benefits, easements, rights of way, mineral and surface rights, minerals and mineral claims, and all other rights, estate, title or interests of any kind or nature whatsoever pertaining thereto, and including without limiting the generality of the foregoing, all of its interest and estate in the claims described in Part 1 of Schedule A hereto and all of its interest and estate in the leases and permits described in Part 2 of Schedule A hereto (the property subject to the Charge, being collectively, the "Collateral").

        THIS DEBENTURE is issued subject to and with the benefit of the Conditions and Schedule attached hereto, all of which are to be deemed part of this Debenture. The Issuer intends that the security interests created by this Debenture will attach property in which it has rights on its execution of this Debenture and will attach property which it acquires thereafter as soon as the Issuer acquires rights therein.

        IN WITNESS WHEREOF the Issuer has caused its corporate seal to be affixed hereto, duly attested by the hands of its proper officers in that regard, and this Debenture is dated the 10th day of December, 2004.

HUDSON BAY EXPLORATION AND DEVELOPMENT COMPANY LIMITED
Per:	/s/ Brian Gordon
Name: Brian Gordon Title: Secretary

2

THE CONDITIONS HEREINBEFORE REFERRED TO

1. The Charge shall not extend to or apply to, and the Collateral shall not include, (i) the last day of the term of any lease or agreement therefor but if the Charge should become enforceable the Issuer shall stand possessed of such last day in trust to assign the same to any person acquiring such term; (ii) any Collateral that is excluded from the Charge by the Holder in writing and (iii) any Excluded Assets (as that term is defined in the Indenture to be entered into between HudBay Mining and Smelting Inc. and The Bank of New York, as the same may be amended, supplemented or otherwise varied from time to time (the "Indenture").

2. The principal monies and interest hereby secured and other monies from time to time owing hereunder will be paid without regard to any equities between the Issuer and the original or any intermediate holder hereof or any right of set-off or cross-claim.

3. The Holder may waive any breach by the Issuer of any of the provisions contained in this Debenture or any default by the Issuer in the observance or performance of any covenant or conditions required to be observed or performed by the Issuer under the terms of this Debenture, provided always that no such waiver of the Holder shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

4. In the event that the Issuer fails to pay any amount payable hereunder when due or the notes issued under the Indenture have become due and payable, the Charge shall become and be enforceable immediately without the necessity of any further act or formality and the Holder without limiting or restricting any other rights, powers, privileges and remedies which the Holder may at any time have under this Debenture, contract, at law, in equity or howsoever otherwise, shall have the following described rights, powers, privileges and remedies, namely:

  (a)
  to enter upon and to possess all of or any portion or portions of the Collateral with the power to exclude the Issuer and its officers, employees and agents therefrom;

  (b)
  to collect the rents, revenues, profits and incomes of and from the Collateral and any portion or portions thereof;

  (c)
  to seize and distrain upon any of the Collateral which is real and immoveable property or any portion or portions thereof and by distress warrant to recover by way of rent reserved as in the case of a demise of real property the indebtedness hereby secured or any portion or portions thereof together with all of the Holder's costs, charges and expenses attendant upon the levying of such distress as in like manner of distress for rent, provided however that nothing in this subparagraph or anything done pursuant thereto by or on behalf of the Holder shall result in the Holder being or being deemed to be a mortgagee in possession or liable for the performance of any of the obligations of a landlord;

  (d)
  to preserve, to maintain, to operate and to carry on the Collateral or any portion or portions thereof;

  (e)
  to make such replacements of or for and such additions to the Collateral and any portion or portions thereof as the Holder shall deem advisable;

  (f)
  to sell, to lease or to otherwise dispose of from time to time the Collateral and any portion or portions thereof whether by public auction or by private sale or otherwise and either for cash or on credit or partly for cash and partly for credit and on such terms and conditions as the Holder may determine, provided however that it shall not be incumbent on the Holder to sell, lease or otherwise dispose of the Collateral or any portion or portions thereof but the Holder may peaceably use and possess the Collateral or any portion or portions thereof without hindrance or interruption by the Issuer or by any other person or persons whomsoever, and provided further however that wherever any sale or other disposition is made in whole or in part upon credit, the Holder shall not be taken or deemed to have received payment or satisfaction with respect to that portion of any such sale or disposition so made upon credit until the Holder has received actual payment in full;

  (g)
  to convey, to transfer, to lease and to assign to and to vest in the purchaser or purchasers, or as the case may be the lessee or lessees, the title to or ownership of or as the case may be a leasehold interest in the Collateral and any portion or portions thereof; and

3

  (h)
  to commence and pursue such legal action, suit, remedy or proceeding against the Issuer, the Collateral or any portion or portions thereof as may be authorized or permitted hereunder or at law or in equity including proceedings in any court of competent jurisdiction for the appointment of a receiver or for sale of the Collateral or any portion or portions thereof, and to file such proofs of claim and other documents as may be necessary or advisable in order to have its claim lodged in any bankruptcy, winding-up or other judicial proceedings relative to the Issuer;

and the Holder may exercise the foregoing rights, powers, privileges and remedies (and any other rights, powers, privileges and remedies to which the Holder is entitled) or any of them at such time or times following the occurrence of any one or more events of default in such manner as the Holder in its sole discretion deems expedient.

        Provided always that the Holder shall not be bound (whether before or after default hereunder) to collect, dispose of, realize or enforce the Charge against the Collateral or any portion or portions thereof and except for gross negligence, willful misconduct and criminal acts or omissions, the Holder shall not be liable or responsible for any loss or damage which may accrue or be sustained in consequence of the Holder's negligence or the negligence of any officer, servant, agent, solicitor, counsel or other attorney or receiver employed by or appointed by the Holder in the collection, disposition, realization or enforcement of the security hereby constituted, and the Holder shall not be liable or accountable for any failure to exercise any of its rights, powers, privileges and remedies aforesaid or any of them at any time and from time to time.

        Provided further however that notwithstanding the realization of the security hereby constituted, the Issuer shall nevertheless remain fully liable to the Holder for any deficiency or deficiencies owing to the Holder with respect to the indebtedness hereby secured.

5. If the Charge shall become enforceable, the Holder may, by instrument in writing, appoint any person or persons, whether an officer or officers or employee or employees of the Holder or not to be a receiver or receiver-manager of all or any part of the Collateral and may remove any receiver or receiver-manager so appointed and appoint another or others in his or their stead. Any such receiver or receiver-manager so appointed to the extent permitted by law, shall have power:

  (a)
  to take possession of, collect and get in the Collateral and for that purpose to take any proceedings in the name of the Issuer or otherwise;

  (b)
  to carry on or concur in carrying on the business of the Issuer and for that purpose to raise money on the Collateral in priority to this Debenture or otherwise;

  (c)
  to sell or concur in selling any of the Collateral and carry any such sale into effect by conveying in the name or on behalf of the Issuer or otherwise;

  (d)
  to make any arrangement or compromise which he or it shall think expedient in the interest of the Holder.

        Any receiver or receiver-manager so appointed shall be deemed to be the agent of the Issuer and the Issuer shall be solely responsible for his or its or their acts or defaults and for his or its or their remuneration and expenses, and except for gross negligence, willful misconduct and criminal acts and omissions, the Holder shall not be in any way responsible for any misconduct or negligence on the part of any such receiver or receiver-manager.

        All monies received by such receiver or receiver-manager from any realization of all or any part of the Collateral after providing for payment of charges ranking prior to this Debenture and for all costs, charges and expenses of or incidental to the exercise of any of the powers of such receiver or receiver-manager shall be applied in or towards satisfaction of this Debenture. The rights and powers conferred by this section are in supplement of and not in substitution for any rights the Holder may from time to time have.

6. The Issuer agrees to pay to the Holder forthwith upon demand all expenses incurred by the Holder in recovering or enforcing payment of monies owing hereunder or realizing upon this Debenture or any other securities for such monies, including expenses of taking possession, protecting and realizing upon any Collateral together with interest at the rate provided for in this Debenture from the date of payment of such expenditures.

4

7. The principal, interest and other monies payable hereunder shall be paid in lawful money of the United States of America.

8. The Holder may in its discretion:

  (a)
  release any Collateral from the Charge;

  (b)
  agree to any modification, compromise, release or waiver of the rights of the Holder against the Issuer or against any Collateral, whether such rights shall arise under the Debenture or otherwise;

  (c)
  agree to accept any other properties or securities instead of the Debenture;

and the exercise of such discretion shall not diminish the obligation of the Issuer to perform any of the covenants contained in this Debenture.

9. This Debenture and all amendments and supplements thereto are and shall at all times be and be deemed to be in addition to and not in substitution for any other security or securities ("Other Securities") now or hereafter held or acquired by the Holder in connection with or to secure the obligations hereby secured or any part or parts thereof and:

  (a)
  to the maximum extent permitted by applicable law, the taking, realization, foreclosure, alteration or cancellation of or any other dealing or dealings with or actions taken or omissions made under the Debenture shall not release or affect or create any merger or alter or prejudice or derogate from the Other Securities or any of them and the obligations hereby secured;

  (b)
  to the maximum extent permitted by applicable law, the taking, realization, foreclosure, alteration or cancellation of or any other dealing or dealings with or actions taken or omissions made under any of the Other Securities shall not release or affect or create any merger or alter or prejudice or derogate from this Debenture and the obligations hereby secured.

10. This Debenture is issued to the Holder as security to secure the indebtedness, obligations and liabilities of the Issuer existing from time to time as described in the debenture delivery agreement dated the date hereof, executed by the Issuer in favour of the Holder, as such agreement may be amended, supplemented, restated or replaced from time to time.

11. The Issuer hereby covenants and agrees that it will at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and singular all such further acts, deeds, mortgages, hypothecs, transfers, assignments and assurances in law as the Holder may require for the better assuring, mortgaging, hypothecating, charging, transferring, assigning and confirming unto the Holder the property and assets hereby mortgaged and charged or intended so to be or which the Issuer may hereafter become bound to mortgage, hypothecate, transfer, assign and charge in favour of the Holder and for the better accomplishing and effectuating of this Debenture.

12. The Issuer hereby declares and covenants that:

  (a)
  The Land Contracts (Actions) Act (Saskatchewan) shall have no application to any actions, as defined in The Land Contracts (Actions) Act, with respect to this Debenture; and

  (b)
  The Limitation of Civil Rights Act (Saskatchewan) shall have no application to:

  (i)
  this Debenture;

  (ii)
  any mortgage, charge or other security for the payment of money made, given or created by this Debenture;

  (iii)
  any agreement or instrument renewing or extending or collateral to this Debenture or renewing or extending or collateral to any mortgage, charge or other security referred to or mentioned in clause (ii) of this subparagraph (b); or

  (iv)
  the rights, powers or remedies of the Holder under this Debenture or under any mortgage, charge or other security, agreement or instrument referred to or mentioned in clauses (ii), (iii) or (iv) of this subparagraph (b)

5

13. This Debenture and all its provisions shall be governed by and construed in accordance with the laws of Saskatchewan, shall enure to the benefit of the Holder, and its respective successors and assigns, and shall be binding upon the Issuer, its successors and assigns.

        These conditions are part of the Debenture executed by the Issuer dated the 10th day of December, 2004.

HUDSON BAY EXPLORATION AND DEVELOPMENT COMPANY LIMITED
Per:	/s/ Brian Gordon
Name: Brian Gordon Title: Secretary

6

SCHEDULE A

HUDSON BAY EXPLORATION AND DEVELOPMENT COMPANY LIMITED

NON-MATERIAL PROPERTIES

SASKATCHEWAN

Part 1

Claims
Claim	S-99567	CAB 99567	HBED
Claim	S-99616	CAB 99616	HBED
Claim	S-102621	CAB 102621	HBED
Claim	S-102622	CAB S102622	HBED
Claim	S-102623	CAB S102623	HBED
Claim	S102624	CAB S102624	HBED
Claim	S108774	CAB 108774	HBED
Claim	S-105854	TYR 105854	HBED
Claim	CBS 3856	FON 3856	HBED
Claim	CBS 3857	FON 3857	HBED
Claim	CBS 3859	FON 3859	HBED
Claim	CBS 3860	FON 3860	HBED
Claim	CBS 3865	FON 3865	HBED
Claim	CBS 3866	FON 3866	HBED
Claim	CBS 3867	FON 3867	HBED
Claim	CBS 3868	FON 3868	HBED
Claim	CBS 3869	FON 3869	HBED
Claim	CBS 3870	FON 3870	HBED
Claim	CBS 3871	FON 3871	HBED
Claim	CBS 3872	FON 3872	HBED
Claim	CBS 3873	FON 3873	HBED
Claim	CBS 3874	FON 3874	HBED
Claim	CBS 3876	FON 3876	HBED
Claim	CBS 3877	FON 3877	HBED
Claim	CBS 3878	FON 3878	HBED
Claim	CBS 3880	FON 3880	HBED
Claim	CBS 3881	FON 3881	HBED
Claim	CBS 3882	FON 3882	HBED
Claim	CBS 3883	FON 3883	HBED
Claim	CBS 3886	FON 3886	HBED
Claim	CBS 3887	FON 3887	HBED
Claim	CBS 3888	FON 3888	HBED
Claim	CBS 3890	FON 3890	HBED
Claim	CBS 3892	FON 3892	HBED
Claim	CBS 3893	FON 3893	HBED
Claim	CBS 3895	FON 3895	HBED
Claim	CBS 3896	FON 3896	HBED
Claim	CBS 3897	FON 3897	HBED
Claim	CBS 3898	FON 3898	HBED
Claim	CBS 3899	FON 3899	HBED
Claim	CBS 3900	FON 3900	HBED
Claim	CBS 3901	FON 3901	HBED
Claim	S-98950	FON 98950	HBED
Claim	S-99551	FON 99551	HBED

Claim	S-99552	FON 99552	HBED
Claim	S-99559	FON 99559	HBED
Claim	S-101045	FON 101045	HBED
Claim	S-105851	FON 105851	HBED
Claim	S-105863	FON 105863	HBED
Claim	S-105866	FON 105866	HBED
Claim	S-105867	FON 105867	HBED
Claim	S-105868	FON 105868	HBED
Claim	S-105869	FON 105869	HBED
Claim	S-105876	FON 105876	HBED
Claim	S-105899	FON S105899	HBED
Claim	S-105901	FON S105901	HBED
Claim	S-105902	FON S105902	HBED
Claim	S-105903	FON S105903	HBED
Claim	S-105904	FON S105904	HBED
Claim	S-105905	FON S10505	HBED
Claim	S-105906	FON S10506	HBED
Claim	S-108794	FON 108794	HBED
Claim	S-108810	FON 108810	HBED
Claim	S-108813	FON 108813	HBED
Claim	S-108814	FON 108814	HBED
Claim	S-108815	FON 108815	HBED
Claim	S-108816	FON 108816	HBED
Claim	S-108819	FON 108819	HBED
Claim	S-108820	FON 108820	HBED
Claim	S-108821	FON 108821	HBED
Claim	S-108822	FON 108822	HBED
Claim	S-108833	FON 108833	HBED
Claim	S-108843	FON 108843	HBED
Claim	S-108844	FON 108844	HBED
Claim	S-108845	FON 108845	HBED
Claim	S-108846	FON 108846	HBED
Claim	S-108847	FON 108847	HBED
Claim	S-98942	WAG 98942	HBED
Claim	S-99571	WAG 99571	HBED
Claim	S-105898	WAG S105898	HBED
Claim	S-105907	WAG S105907	HBED
Claim	S-105908	WAG S105908	HBED
Claim	S-105909	WAG Sl05909	HBED
Claim	S-105910	WAG S105910	HBED
Claim	S-105911	WAG Sl05911	HBED
Claim	S-105912	WAG S105912	HBED
Claim	S-105914	WAG 105914	HBED
Claim	S-108776	WAG	HBED
Claim	S-108785	WAG 108786	HBED
Claim	S-108790	WAG 108790	HBED
Claim	S-105913	NER S105913	HBED
Claim	CBS 3902	NER 3902	HBED
Claim	CBS 3903	NER 3903	HBED
Claim	S-98693	NER 79	HBED
Claim	S-98694	NER 80	HBED
Claim	S-98697	NER 83	HBED
Claim	S-98698	NER 84	HBED
Claim	S-98931	NER 98931	HBED

Claim	S-98932	NER 98932	HBED
Claim	S-98937	NER 98937	HBED
Claim	S-99555	NER 99555	HBED
Claim	S-99558	NER 99558	HBED
Claim	S-99572	NER 99572	HBED
Claim	S-99573	NER 99573	HBED
Claim	S-99574	NER 99574	HBED
Claim	S-99575	NER 99575	HBED
Claim	S-99576	NER 99576	HBED
Claim	S-99602	NER 99602	HBED
Claim	S-99603	NER 99603	HBED
Claim	S-99604	NER 99604	HBED
Claim	S-99605	NER 99605	HBED
Claim	S-99606	NER 99606	HBED
Claim	S-99609	NER 99609	HBED
Claim	S-99610	NER 99610	HBED
Claim	S-99611	NER 99611	HBED
Claim	S-99617	NER 99617	HBED
Claim	S-99619	NER 99619	HBED
Claim	S-99625	NER 99625	HBED
Claim	S-99629	NER 99629	HBED
Claim	S-99630	NER 99630	HBED
Claim	S-99631	NER 99631	HBED
Claim	S-99632	NER 99632	HBED
Claim	S-101041	NER 101041	HBED
Claim	S-101042	NER 101042	HBED
Claim	S-101043	NER 101043	HBED
Claim	S-101044	NER 101044	HBED
Claim	S-102067	NER 49	HBED
Claim	S-102068	NER 50	HBED
Claim	S-102069	NER 51	HBED
Claim	S-102070	NER 52	HBED
Claim	S-102071	NER 53	HBED
Claim	S-102072	NER 54	HBED
Claim	S-102073	NER 55	HBED
Claim	S-102074	NER 56	HBED
Claim	S-102554	NER 61	HBED
Claim	S-105856	NER 105867	HBED
Claim	S-105857	NER 105857	HBED
Claim	S-105858	NER 105858	HBED
Claim	S-105859	NER 105859	HBED
Claim	S-105860	NER 105860	HBED
Claim	S-105861	NER 105861	HBED
Claim	S-105865	NER 105865	HBED
Claim	S-105870	NER 105870	HBED
Claim	S-105872	NER 105872	HBED
Claim	S-105873	NER 105873	HBED
Claim	S-105874	NER 105874	HBED
Claim	S-105877	NER 105877	HBED
Claim	S-105878	NER 105878	HBED
Claim	S-105879	NER 105879	HBED
Claim	S-105880	NER 105880	HBED
Claim	S-105881	NER 105881	HBED
Claim	S-105882	NER 105882	HBED

Claim	S-105883	NER 105883	HBED
Claim	S-105884	NER 105884	HBED
Claim	S-105885	NER 105885	HBED
Claim	S-105886	NER 105886	HBED
Claim	S-105887	NER 105887	HBED
Claim	S-105888	NER 105888	HBED
Claim	S-105889	NER 105889	HBED
Claim	S-105890	NER 105890	HBED
Claim	S-105891	NER 105891	HBED
Claim	S-105892	NER 105892	HBED
Claim	S-105893	NER S105893	HBED
Claim	S-105894	NER S105894	HBED
Claim	S-105895	NER Sl05895	HBED
Claim	S-105896	NER S105896	HBED
Claim	S-105897	NER S105897	HBED
Claim	S-105900	NER 105900	HBED
Claim	S-108778	NER 108778	HBED
Claim	S-108783	NER 108783	HBED
Claim	S-108799	NER 108799	HBED
Claim	CBS 3879	FON 3879	HBED
Claim	CBS 3894	FON 3894	HBED
Claim	S-108824	FON 108824	HBED
Claim	CBS 3165	FON	HBED
Claim	CBS 3179	FON 3179	HBED
Claim	CBS 3718	FON 3718	HBED
Claim	CBS 3719	FON 3719	HBED
Claim	S-98670	FON 131	HBED
Claim	S-98671	FON 132	HBED
Claim	S-98672	FON 133	HBED
Claim	S-98673	FON 134	HBED
Claim	S-98674	FON 135	HBED
Claim	S-98675	FON 136	HBED
Claim	S-98676	FON 137	HBED
Claim	S-98677	FON 138	HBED
Claim	S-98678	FON 139	HBED
Claim	S-98679	FON 140	HBED
Claim	S-98680	FON 141	HBED
Claim	S-98681	FON 142	HBED
Claim	S-98682	FON 143	HBED
Claim	S-99594	FON 99594	HBED
Claim	S-102565	FON 125	HBED
Claim	S-102566	FON 126	HBED
Claim	S-102567	FON 127	HBED
Claim	S-102568	FON 128	HBED
Claim	S-102569	FON 129	HBED
Claim	S-102570	FON 130	HBED
Claim	S-99585	RYE 99585	HBED
Claim	S-99614	RY3 99614	HBED

Part 2

Leases and Permits

Mineral Surface Leases
Mineral Surface Lease	Q-1109	TURKEY TRACK	HBED

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Exhibit 99.18
FIXED CHARGE
THE CONDITIONS HEREINBEFORE REFERRED TO
SCHEDULE A HUDSON BAY EXPLORATION AND DEVELOPMENT COMPANY LIMITED NON-MATERIAL PROPERTIES SASKATCHEWAN